Exhibit 99.1

International Assets Holding Corporation, FCStone Group Complete Merger

Merged Company Provides Execution and Advisory Services in Commodities, Currencies

and International Securities to 10,000 Customers in Over 100 Countries

NEW YORK, NY., October 1, 2009 – International Assets Holding Corporation (Nasdaq: IAAC) today announced the completion of the merger of International Assets and FCStone Group, Inc. with a combined market value of approximately $285 million. The merger, which was approved by shareholders of both companies on September 25, 2009, unites two unique customer focused financial services companies to create a new entity that delivers execution and advisory services in commodities, currencies and international securities to over 10,000 customers in over 100 countries.

Effective with the commencement of trading today, common stock of the newly merged International Assets and FCStone will be traded on the Nasdaq Global Market under the ticker symbol ‘IAAC’. Trading in FCStone Group common stock under the ticker symbol ‘FCSX’ ceased as of the close of trading yesterday.

The transaction, structured as a merger of equals, will create a combined entity that will serve more than 10,000 commercial customers from an employee base of 614 people and offices in eleven countries. The Company’s services include comprehensive risk management advisory services for commercial customers; execution of listed futures and option contracts on all major exchanges; structured OTC products in a wide range of commodities; physical trading and hedging of precious and base metals and select other commodities; trading of more than 100 foreign currencies; market-making in international equities; and debt originations and asset management. Based on the most recent reported results for International Assets and FCStone, the combined company has total pro forma combined assets of $1.8 billion and total pro forma combined shareholders’ equity of $239 million.

“The new International Assets will be a company that is better positioned to take advantage of market opportunities and access to capital sources,” said CEO and Director Sean O’Connor. “The merger is about complementary businesses that share a customer-centric focus and can be leveraged to expand and build relationships with existing and new customers around the world. With FCStone joining our group, we have strengthened our portfolio of businesses and created significant new opportunities.”

FCStone Group will continue to operate as an independent business unit of International Assets, maintaining its bases of operations in Kansas City, MO and West Des Moines, IA and serving customers under the FCStone Group brand.

Pete Anderson, CEO of FCStone who will serve as President and a Director of International Assets, commented, “The merger allows us to accelerate investment in the growth of our business both domestically and internationally. Our people will continue doing what they do best, and our clients will continue to benefit from our unique expertise in commodity risk management consulting and our independent clearing and execution capabilities. At the same time we will be opening up new opportunities as we put our strengths to work in concert with other International Assets businesses.”

In addition to O’Connor and Anderson, key executives of the merged company will include Scott Branch, Chief Operating Officer; Bill Dunaway, Chief Financial Officer; and Brian Sephton, Chief Legal and Governance Officer.

International Assets noted that, due to the timing of the closing, FCStone is not required to file a Form 10-K for its fiscal year ended August 31, 2009. The Company anticipates discussing its performance on its quarterly conference call for the fiscal year ended September 30, 2009. That call is expected to be scheduled for early to mid-December and further details will be released at a later date.

About International Assets Holding Corporation

International Assets Holdings Corporation (INTL) provides execution and advisory services in commodities, currencies and international securities. INTL’s businesses, which include the commodities advisory and transaction execution firm FCStone Group, serve more than 10,000 commercial customers in more than 100 countries through a network of offices in eleven countries around the world.

Further information on INTL is available at www.intlassets.com. Further information on FCStone Group can be found at www.fcstone.com.

Forward Looking Statements

This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to International Assets Holding Corporation, are intended to identify forward-looking statements.

These forward-looking statements are largely on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the combined company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by International Assets with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. International Assets undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

International Assets Holding Corporation

Investor inquiries:

Bill Dunaway

866-522-7188

bdunaway@intlassets.com

Brainerd Communicators, Inc.

Media inquiries:

Joseph LoBello

212-986-6667

lobello@braincomm.com